UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 24, 2011
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
EX-99.1

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Ascent Media Corporation (the “Company”) special meeting of stockholders held on February 24, 2011, one matter was considered and acted upon: the proposal to approve the sale of the Company’s content distribution business, which under Delaware law may constitute the sale of “all or substantially all of the property and assets” of the Company, to Encompass Digital Media, Inc. and its direct wholly-owned subsidiary, pursuant to the Purchase and Sale Agreement, dated as of December 2, 2010. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such proposal, are set forth below.
Transaction Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,126,554	1,073,589	4,450	0
Approval of the transaction proposal required the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of the Company’s common stock outstanding and entitled to vote at the special meeting, voting together as a single class. More than 77.2% of Ascent’s outstanding voting power voted in favor of the transaction proposal. Accordingly, the transaction proposal was approved.
Item 7.01. Regulation FD Disclosure.
On February 24, 2011, the Company issued a press release, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ascent Media Corporation on February 24, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 1, 2011

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ascent Media Corporation on February 24, 2011